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                                                                       Exhibit 5










                                       July 22, 1997



HealthCare COMPARE Corp.
3200 Highland Avenue
Downers Grove, Illinois  60515

     Re:  HealthCare COMPARE Corp.
          Registration Statement on Form S-8
          ----------------------------------

Ladies and Gentlemen:

     We are counsel to HealthCare COMPARE Corp., a Delaware corporation (the "Company"), and in such capacity we have assisted in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of the Company's Registration Statement on Form S-8 (the "Registration Statement") relating to the issuance pursuant to two separate stock option agreements by and between the Company and James C. Smith (collectively, the "Agreements") of up to an aggregate of 400,000 shares of Common Stock, $.01 par value (the "Common Stock"), of the Company.

     As such counsel, we have examined the Agreements, the Company's Restated Certificate of Incorporation, as amended, and Amended and Restated By-Laws, the minute books of the Company, and such other documents as we deemed relevant and necessary as the basis for the opinions hereafter expressed. In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies.

     Based upon the foregoing, we are of the opinion that (i) the issuance by the Company of up to an aggregate of 400,000 shares of Common Stock upon the exercise of options granted under the Agreements has been duly and validly authorized by all necessary corporate action on the part of the Company and
(ii) when issued and paid for as described in the Agreements, such shares will be duly and validly issued and outstanding, fully paid and non-assessable shares of Common Stock.



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HealthCare COMPARE Corp.
Page 2
July 22, 1997


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Interests of Named Experts and Counsel" in Item 5 of the Registration Statement.

     Please be advised that Burton W. Kanter, of counsel to our firm, is a director of the Company and holds options to purchase shares of Common Stock. William M. Holzman, a partner of our firm, is an Assistant Secretary of the Company, and certain partners of our firm and attorneys associated with our firm own shares of Common Stock.

                                       Very truly yours,


                                       /s/ Neal, Gerber & Eisenberg
                                       -----------------------------
                                           NEAL, GERBER & EISENBERG